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                                                                   EXHIBIT 10.32


                               September 25, 2002


ALLIANCE RESOURCE PARTNERS, L.P. c/o
Alliance Resource Management GP, LLC 1717
South Boulder Avenue, Suite 600
Tulsa, Oklahoma 74119
ATTN: Cary Marshall

   RE: Letter of Credit for the benefit of the Kentucky Dept. of Workers' Claims

Dear Mr. Marshall:

This letter constitutes a first amendment to the Letter of Credit Facility Agreement, executed between Alliance Resource Partners, L.P. and Bank of the Lakes as of October 2, 2001 (the "Facility Agreement"), to allow for the issuance of the attached non-standard letter of credit.

As we discussed with Randy Pierce, the Facility Agreement did not contemplate this type of state-agency mandated, clean letter of credit in at least the following respects:

(i) By requiring that the letter of credit not mention the LC applicant or the account party, KY is trying to short-circuit any possibility of a rightful dishonoring;

(ii) The invoking of only the Uniform Customs and practice for Documentary Credits could bring into doubt the applicability of Article 5 of the Uniform Commercial Code;

(iii) Both the absence of any required documents accompanying the sight draft or required certification of nonperformance and the requirement that the LC not mention the applicant could increase the likelihood of fraud under this LC;

(iv) All of the above could make it more difficult for Bank of the Lakes to dishonor based on fraud that would otherwise be permitted under UCC Article 5.

For these and other reasons, Bank of the Lakes must treat this LC as making a loan to Alliance. However, based on our strong customer relationship and the creditworthiness of Alliance, Bank of the Lakes will issue the LC (substantially in the form attached) under the Facility Agreement.


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The Facility Agreement is hereby amended to the extent necessary to permit on a one-time basis the issurance of the attached LC.


Sincerely,


/s/ Scott Yandell
-----------------
Scott Yandell, President
Bank of the Lakes, N.A.


ACCEPTED AND AGREED this 25th day of September, 2002 on behalf of Alliance Resource Partners, L.P ., a limited partnership

By:   Alliance Resource Management GP, LLC, the
      managing general partner



      By: /s/ Cary P. Marshall
         -----------------------------------
         Name:   Cary P. Marshall
         Title:  VP of Finance and Treasurer